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                                                                    EXHIBIT 23-A

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Dana Corporation of our report dated February 2, 2001 relating to the financial statements, which appears in Dana Corporation's 2000 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 2, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Toledo, Ohio
January 14, 2002